EXHIBIT 77B

Report of Independent Registered Public
Accounting Firm

To the Board of Trustees
Delaware Group Government Fund


In planning and performing our audit of the financial statements of Delaware Group
Government Fund (the "Trust") for the year ended July 31, 2005, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S.
generally accepted accounting principles.
Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under the standards of the Public Company Accounting Oversight
Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of July 31, 2005.

This report is intended solely for the
information and use of management and the Board of Trustees of the Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


Philadelphia, Pennsylvania
September 16, 2005



EXHIBIT 77C

The shareholders of Delaware Group
Government Fund (the "Trust") voted on the following proposals at the special meeting of shareholders on March 23, 2005 or as adjourned. The description of each proposal and number of shares voted are as follows:

1. To elect a Board of Trustees for the Trust.

Shares Voted For
Shares Voted Withheld Authority

Thomas L. Bennett
16,016,270.273
312,153.167

Jude T. Driscoll
16,012,027.437
316,396.003

John A. Fry
16,014,283.985
314,139.455

Anthony D. Knerr
16,010,873.847
317,549.593

Lucinda S. Landreth
16,026,233.240
302,190.200

Ann R. Leven
16,017,442.953
310,980.487

Thomas F. Madison
16,008,180.980
320,242.460

Janet L. Yeomans
16,027,386.830
301,036.610

J. Richard Zecher
16,016,339.672
312,083.768



2. To approve the use of a "manager of
managers" structure whereby the investment manager of each Fund will be able to hire and replace subadvisers without shareholder approval.

For
Against
Abstain
Broker Non-Votes

Delaware American Government Bond Fund
12,180,679.284
867,617.338
501,416.818
2,378,708.000

Delaware Inflation Protected Bond Fund
400,002.000
0
0
N/A

The initial shareholder of the Delaware
Inflation Protected Bond Fund (the "Fund") of Delaware Group Government Fund (the
"Trust") approved the Fund's Investment
Management Agreement by a Consent of
Sole Shareholder dated November 30, 2004.


EXHIBIT 77I

Profile: Delaware Inflation Protected Bond
Fund
Portfolio opened December 1, 2004

What is the Fund's goal?
Delaware Inflation Protected Bond Fund seeks to provide inflation protection and current income. Although the Fund will strive to meet its goals, there is no assurance that it will.

What are the Fund's main investment
strategies?
Under normal circumstances, the Fund will invest at least 80% of its net assets in inflation-indexed bonds issued by the U.S. government, its agencies or instrumentalities and corporations. This policy is not a fundamental policy and can be changed without shareholder approval. However, shareholders would be given notice at least 60 days prior to any change in this policy. We will seek to maintain the Fund's interest rate sensitivity at a level approximating that of the Lehman Brothers U.S.
Treasury Inflation Protected Securities ("TIPS")
Index.

What are the main risks of investing in the Fund?
Investing in any mutual fund involves risk, including the risk that you may lose part or all of the money you invest. Over time, the value of your investment in the Fund will increase and decrease according to changes in the value of the securities in the Fund's portfolio. This Fund will be affected by changes in bond prices, particularly as a result of changes in interest rates. The Fund may also experience portfolio turnover in excess of 100%, which could result in higher transaction costs and tax liability for investors.

The Fund is considered "non-diversified" under the federal laws and rules that regulate mutual funds. That means the Fund may allocate more of its net assets to investments in single securities than a "diversified" fund. Because of the small number of different securities held by the Fund, a change in the price of any single security may have a significant effect on the Fund's performance. Thus, adverse effects on an investment held by the Fund may affect a larger portion of overall assets and subject the Fund to greater risk.

For a more complete discussion of risk, please see "The risks of investing in the Fund" on page
7.


An investment in the Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation
(FDIC) or any other government agency.

Who should invest in
   Investors with medium- or long-range
* goals.
* Investors seeking a real rate of return
* from their investments.
* Investors looking for a bond investment
* to help balance their investments in
* stocks or more aggressive securities.
* Investors who want protection against
* inflation.

Who should not invest in the Fund
* Investors with very
short-term financial goals.
* Investors who are
* unwilling to accept
* share prices that may
* fluctuate, sometimes
* significantly, over the
* short term.
* Investors seeking long-
* term growth of capital.


You should keep in mind that an
investment in the Fund is not a
complete investment program; it
should be considered just one
part of your total financial plan.
Be sure to discuss this Fund
with your financial advisor to
determine whether it is an
appropriate choice for you.

EXHIBIT 77Q1(a)

AMENDED AND RESTATED
BY-LAWS
OF
DELAWARE GROUP
GOVERNMENT FUND
A Delaware Statutory Trust


ARTICLE I
OFFICES

	Section 1. PRINCIPAL OFFICE. The
principal executive office of Delaware Group
Government Fund (the "Trust") shall be One
Commerce Square, Philadelphia, Pennsylvania,
19103. The board of trustees (the "Board of Trustees") may, from time to time, change the location of the principal executive office of the Trust to any place within or outside the State of Delaware.


	Section 2. OTHER OFFICES. The Board
of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.


ARTICLE II
	MEETINGS OF SHAREHOLDERS

	Section 1. PLACE OF MEETINGS.
Meetings of shareholders shall be held at any place within or outside the State of Delaware designated by the Board of Trustees. In the absence of any such designation by the Board of Trustees, shareholders' meetings shall be held at the principal executive office of the Trust. For purposes of these Amended and Restated By-
Laws (the "By-Laws"), the term "shareholder" shall mean a record owner of shares of the Trust.

	Section 2. CALL OF MEETING. A
meeting of the shareholders may be called at any time by the Board of Trustees, the Chairperson (as defined under Section 3 of Article III herein) or by the President (as defined under Section 1 of Article V herein). If the Trust is required under the Investment Company Act of 1940, as amended
(the "1940 Act"), to hold a shareholders' meeting to elect trustees, the meeting shall be deemed an "annual meeting" for that year for purposes of the 1940 Act.

	Section 3. NOTICE OF
SHAREHOLDERS' MEETING. All notices of
meetings of shareholders shall be sent or otherwise given, in accordance with Section 4 of this Article, not less than seven (7) nor more than one-hundred twenty (120) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election. Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

	Section 4. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders shall be given either personally or by first-class mail, courier or telegraphic, facsimile, electronic mail or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Trust or its transfer agent or given by the shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail, courier, or telegraphic, facsimile, electronic mail or other written communication to the Trust's principal executive office. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail, with a courier or sent by telegram, facsimile, electronic mail or other means of written communication.

	If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Trust is returned to the Trust marked to indicate that the notice to the shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

	An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary or any transfer agent of the Trust giving the notice and shall be filed and maintained in the records of the Trust. Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

	Section 5. ADJOURNED MEETING;
NOTICE. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by a majority of the votes cast by those shareholders present in person or by proxy, or by the chairperson of the meeting. Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a shareholders' meeting prior to adjournment.

	When any shareholders' meeting is
adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than one hundred eighty
(180) days from the record date set for the original meeting, in which case the Board of Trustees shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article. At any adjourned meeting, the Trust may transact any business that might have been transacted at the original meeting.

	Section 6. VOTING. The shareholders
entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of the Declaration of Trust, as in effect at such time. The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for trustees must be by ballot if demanded by any shareholder before the voting has begun.

	Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at a shareholders' meeting.
Abstentions and broker non-votes will be treated as votes present at a shareholders' meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote "against" on proposals requiring a majority of outstanding voting securities for approval.

	Unless otherwise determined by the
Board of Trustees at the time it approves an action to be submitted to the shareholders for approval, shareholder approval of an action shall remain in effect until such time as the approved action is implemented or the shareholders vote to the contrary. Notwithstanding the foregoing, an agreement of merger or consolidation may be terminated or amended notwithstanding prior approval if so authorized by such agreement of merger or consolidation pursuant to Section 3815 of the Delaware Statutory Trust Act ("DSTA").

	Section   7. WRITTEN ACTION.  Any
action that might be taken at a meeting of the shareholders may be taken without a meeting in accordance with the provisions of the Trust's
Agreement and Declaration of Trust, as may be amended from time to time.

	Section 8. WAIVER OF NOTICE BY
CONSENT OF ABSENT SHAREHOLDERS.
The transactions of a meeting of shareholders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy.
Attendance by a person at a meeting shall also constitute a waiver of notice with respect to that person of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.
Whenever notice of a meeting is required to be given to a shareholder under the Declaration of Trust or these By-Laws, a written waiver thereof, executed before or after the meeting by such shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

	Section 9. PROXIES. Every shareholder
entitled to vote for trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the shareholder and filed with the secretary of the Trust. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the shareholder executing it by a written notice delivered to the Trust prior to the exercise of the proxy or by the shareholder's execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the shareholder is received by the Trust before the proxy's vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General
Corporation Law of the State of Delaware.

	With respect to any shareholders'
meeting, the Trust may accept proxies by electronic transmission (as defined in the DSTA) or telephonic, computerized, telecommunications or any other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the shareholder's authorization is received within eleven (11) months before the meeting. A proxy with respect to shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

	Section 10. INSPECTORS OF
ELECTION. Before any meeting of shareholders, the Board of Trustees or the appropriate officers of the Trust may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed, the chairperson of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint an inspector of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint a person to fill the vacancy.



	The inspector shall:

(a) determine the number of shares
outstanding and the voting power of each, t he shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

	(b)receive votes, ballots or consents;

(b) hear and determine all challenges
and questions in any way arising in connection with the right to vote;

(c) count and tabulate all votes or
(d) consents;

(e) determine when the polls shall

(f) close;

	(f)	determine the result; and

(g) do any other acts that may be
(h) proper to conduct the election or vote
(i) with fairness to all shareholders.

ARTICLE III
TRUSTEES

	Section 1. POWERS. Subject to the
applicable provisions of the Declaration of Trust and these By-Laws relating to action requiring shareholder approval, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board of Trustees.

	Section 2. NUMBER OF TRUSTEES.
The number of trustees constituting the Board of Trustees shall be determined as set forth in the Declaration of Trust.

	Section 3. CHAIRPERSON. The Board
of Trustees may elect a chairperson for the purpose of presiding at meetings of the Board of Trustees (the "Chairperson"). The Chairperson shall exercise and perform such other powers and duties as may be from time to time assigned to the Chairperson by the Board of Trustees or prescribed by the By-Laws. s. The Chairperson may delegate his or her powers and duties to the trustees or officers of the Trust that he or she deems appropriate, provided that such delegation is consistent with applicable legal and regulatory requirements.

	Section 4. VACANCIES. Vacancies in
the Board of Trustees may be filled by a majority of the remaining trustees, though less than a quorum, or by a sole remaining trustee, unless the Board of Trustees calls a meeting of shareholders for the purpose of filling such vacancies.
Notwithstanding the above, whenever and for so long as the Trust is a participant in or otherwise has in effect a plan under which the Trust may be deemed to bear expenses of distributing its shares as that practice is described in Rule 12b-1 under the 1940 Act, then the selection and nomination of the trustees who are not "interested persons" of the Trust, as that term is defined in the 1940 Act
(the "Independent Trustees") shall be, and is, committed to the discretion of the Independent
Trustees.

	In the event that all trustee offices
become vacant, an authorized officer of
Delaware Management Company, a series of Delaware Management Business Trust, or any successor entity thereto or affiliate thereof serving as investment adviser to the Trust
("DMC"), on behalf DMC, shall serve as the sole remaining trustee effective upon the vacancy in the office of the last trustee. In such case, such officer of DMC, as the sole remaining trustee, shall, as soon as practicable, fill all of the vacancies on the Board of Trustees;
provided, however, that, upon filling such vacancies, the percentage of trustees who are Independent Trustees of the Trust shall be no less than that required by the 1940 Act.
Thereupon, such officer of DMC shall resign as trustee and a meeting of the shareholders shall be called, as required by the 1940 Act, for the election of trustees.

	Whenever a vacancy in the Board of
Trustees shall occur (by reason of death, resignation, removal, an increase in the authorized number of trustees or other cause), until such vacancy is filled as provided herein or the number of authorized trustees constituting the Board of Trustees is decreased pursuant to Article IV,
Section 1 of the Declaration of Trust, the trustee(s) then in office, regardless of the number and even if less than a quorum, shall have all the powers granted to the Board of Trustees and shall discharge all the duties imposed upon the Board of Trustees by the Declaration of Trust and these By-Laws as though such number constitutes the entire Board of Trustees.

	Section 5. PLACE OF MEETINGS AND
MEETINGS BY TELEPHONE. All meetings of
the Board of Trustees may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board of Trustees. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all trustees participating in the meeting can hear one another, and all such trustees shall be deemed to be present in person at the meeting.

	Section 6. REGULAR MEETINGS.
Regular meetings of the Board of Trustees shall be held without call at such time as shall from time to time be fixed by the Board of Trustees.
Such regular meetings may be held without notice.

	Section 7. SPECIAL MEETINGS.
Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by the Chairperson, the President (as defined under Section 1 of Article V herein), any vice president, the secretary or any two (2) trustees.

	Notice of the time and place of special
meetings shall be delivered personally or by telephone to each trustee or sent by first-class mail, courier or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each trustee at that trustee's address as it is shown on the records of the Trust. In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) days before the time of the holding of the meeting. In case the notice is delivered personally, by telephone, by courier, to the telegraph company, or by express mail, facsimile, electronic mail or similar service, it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the trustee or to a person at the office of the trustee who the person giving the notice has reason to believe will promptly communicate it to the trustee. The notice need not specify the purpose of the meeting or, if the meeting is to be held at the principal executive office of the Trust, the place of the meeting.

	Section 8. QUORUM. A majority of the
authorized number of trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article.
Every act or decision done or made by a majority of the trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

	Section 9. WAIVER OF NOTICE.
Notice of any meeting need not be given to any trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any trustee who attends the meeting without protesting before or at its commencement about the lack of notice to that trustee.

	Section 10.  ACTION BY WRITTEN
CONSENT IN LIEU OF MEETINGS.  Except as
required by law, including the 1940 Act and the rules and regulations thereunder, on any matter required or permitted to be voted on by the Board of Trustees or a committee of the Board of Trustees, the Board of Trustees or committee thereof may take such action without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Trustees having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Trustees entitled to vote thereon were present and voted.

	Section 11. ADJOURNMENT. A
majority of the trustees present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place.

	Section 12. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than seven (7) days, in which case notice of the time and place shall be given before the time of the adjourned meeting to the trustees who were present at the time of the adjournment.

	Section 13. FEES AND
COMPENSATION OF TRUSTEES. Trustees and
members of committees may receive such
compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees.
This Section 13 shall not be construed to preclude any trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

	Section 14. TRUSTEE EMERITUS.
Upon retirement of a trustee, the Board of Trustees may elect him or her to the position of Trustee Emeritus. A Trustee Emeritus shall serve for one year and may be reelected by the Board of Trustees from year to year thereafter. Any person serving as a Trustee Emeritus shall not vote at meetings of trustees and shall not be held responsible for actions of the Board of Trustees but shall receive fees paid to trustees for serving as such.

ARTICLE IV
COMMITTEES

	Section 1. COMMITTEES OF
TRUSTEES. The Board of Trustees may, by
resolution adopted by a majority of the authorized number of trustees, designate one or more committees, each consisting of two (2) or more trustees, to serve at the pleasure of the Board of Trustees. The Board of Trustees may designate one or more trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee to the extent provided in the resolution of the Board of Trustees, shall have the authority of the Board of Trustees, except with respect to:

(a) the approval of any action which
(b) under the Declaration of Trust or applicable law
(c) also requires shareholders' approval or
(d) requires approval by a majority of the entire
(e) Board of Trustees or certain members of said
(f) Board of Trustees;

	(b) the filling of vacancies on the Board of Trustees or in any committee;

	(c) the fixing of compensation of the
trustees for serving on the Board of Trustees or on any committee;

	(d) the amendment or repeal of the
Declaration of Trust or of the By-Laws or the adoption of new By-Laws;

	(e) the amendment or repeal of any
resolution of the Board of Trustees which by its express terms is not so amendable or repealable;
or

(g) the appointment of any other
(h) committees of the Board of Trustees or the me
(i) mbers of these committees.

	Section 2. MEETINGS AND ACTION
OF COMMITTEES. Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of Article
III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular meetings of any committee may be determined either by resolution of the Board of Trustees or by resolution of the committee.
Special meetings of any committee may also be called by resolution of the Board of Trustees, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board of Trustees may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.

ARTICLE V
OFFICERS

	Section 1. OFFICERS. The officers of the
Trust shall be a president and chief executive officer (the "President"), a secretary, and a treasurer. The Trust may also have, at the discretion of the Board of Trustees, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person, except the offices of President and vice president.

	Section 2. ELECTION OF OFFICERS.
The officers of the Trust designated in Section 1 of this Article shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.

	Section 3. SUBORDINATE OFFICERS.
The Board of Trustees may appoint and may empower the Chairperson and/or the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Trustees may from time to time determine.

	Section 4. REMOVAL AND
RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees at any regular or special meeting of the Board of Trustees, or by an officer upon whom such power of removal may be conferred by the Board of Trustees.

	Any officer may resign at any time by
giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

	Section 5. VACANCIES IN OFFICES.
A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

	Section 6. PRESIDENT. Subject to such
supervisory powers, if any, as may be given by the Board of Trustees to the Chairperson, the President shall be the chief executive officer of the Trust and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Trust. The President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.

	Section 7. VICE PRESIDENTS. In the
absence or disability of the President, vice presidents, in the order as determined by the Board of Trustees, shall succeed to all of the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President until the President's return, or until such disability shall be removed or until a new President shall have been elected. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees, the Chairperson, the President or these By-Laws.

	Section 8. SECRETARY. The secretary
shall keep or cause to be kept at the principal executive office of the Trust, or such other place as the Board of Trustees may direct, a book of minutes of all meetings and actions of trustees, committees of trustees and shareholders, which shall record the time and place of such meetings, designation of whether such a meeting is regular or special, the names of those present at trustees' meetings or committee meetings, and a summary of the proceedings.

	The secretary shall cause to be kept at the principal executive office of the Trust, or at the office of the Trust's transfer agent or registrar, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number, series and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

	The secretary shall give or cause to be
given notice of all meetings of the shareholders and of the Board of Trustees required by these By-Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these By-Laws.

	Section 9. TREASURER. The treasurer shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any trustee.

	The treasurer shall deposit all monies
and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board of Trustees. He or she shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall render to the President and trustees, whenever they request it, an account of all of his or her transactions as treasurer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these By-Laws.


ARTICLE VI
INDEMNIFICATION OF TRUSTEES, OFFICERS,
EMPLOYEES AND OTHER AGENTS

	Section 1. AGENTS, PROCEEDINGS AND EXPENSES.
For the purpose of this Article,
"agent" means any person who is or was a trustee, officer, employee or other agent of this Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or was a trustee, director, officer, employee or agent of a foreign or domestic corporation which was a predecessor of another enterprise at the request of such predecessor entity; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under this Article.

	Section 2. ACTIONS OTHER THAN
BY TRUST. The Trust shall indemnify any
person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Trust) by reason of the fact that such person is or was an agent of the Trust, against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the Trust and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. For purposes of this Section 2 and
Section 3 below, (a) the termination of any proceeding by judgment, order, or settlement shall not of itself create a presumption that the person did not act in good faith or in a manner which the person reasonably believed to be in the best interests of the Trust or that the person had reasonable cause to believe that the person's conduct was unlawful, and (b) the termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the person did not act in good faith, or in a manner which the person reasonably believed to be in the best interests of the Trust or that the person had reasonable cause to believe that the person's conduct was unlawful.

	Section 3. ACTIONS BY TRUST. The
Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Trust to procure a judgment in its favor by reason of the fact that the person is or was an agent of the Trust, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of the Trust.

	Section 4. EXCLUSION OF
INDEMNIFICATION. Notwithstanding any
provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the agent's office with the Trust.

	No indemnification shall be made under
Sections 2 or 3 of this Article:

In respect of any claim, issue or matter as to which that person shall have been adju aged to be liable in the performance of that pers
(a) on's duty to the Trust, unless and only to the extent that the court in which that action was brought shall determine upon application that in view of all the circumstances of the case, that person was not liable by reason of the disabling conduct set forth in the preceding paragraph and is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; or

(b) In respect of any claim, issue, or
matter as to which that person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

(c) Of amounts paid in settling or
otherwise disposing of a threatened or pending action, with or without court approval, or of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval, unless the required approval set forth in Section 6 of this
Article is obtained.

	Section 5. SUCCESSFUL DEFENSE BY AGENT.
To the extent that an agent of the Trust has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, provided that the Board of Trustees, including a majority who are disinterested, non-party trustees, also determines that based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

	Section 6. REQUIRED APPROVAL.
Except as provided in Section 5 of this Article,
any indemnification under this Article shall be
made by the Trust only if authorized in the
specific case on a determination that
indemnification of the agent is proper in the
circumstances because the agent has met the
applicable standard of conduct set forth in
Sections 2 or 3 of this Article and is not prohibited
from indemnification because of the disabling
conduct set forth in Section 4 of this Article, by:

(a) A majority vote of a quorum
consisting of Independent Trustees who are not parties to the proceeding; or

(b) A written opinion by an independent
legal counsel.

	Section 7. ADVANCEMENT OF
EXPENSES. Expenses incurred in defending any proceeding may be advanced by the Trust before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article, provided the agent provides a security for his undertaking, or a majority of a quorum of the disinterested, non-party trustees, or an independent legal counsel in a written opinion, determine that based on a review of readily available facts, there is reason to believe that said agent ultimately will be found entitled to indemnification.

	Section 8. OTHER CONTRACTUAL
RIGHTS. Nothing contained in this Article shall affect any right to indemnification to which persons other than trustees and officers of the Trust or any subsidiary thereof may be entitled by contract or otherwise.


	Section 9. LIMITATIONS. No
indemnification or advance shall be made under this Article in any circumstances where it would be inconsistent with:

(a) A provision of the Declaration of
Trust, a resolution of the shareholders, or an agre ement which prohibits or otherwise limits indemnification which was in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid; or

(b) Any condition expressly imposed by a court in approving a settlement.

	Section 10. INSURANCE. Upon and in
the event of a determination by the Board of Trustees to purchase such insurance, the Trust shall be entitled to purchase and maintain insurance on behalf of any agent of the Trust against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such.

	Section 11. FIDUCIARIES OF
EMPLOYEE BENEFIT PLAN. This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

ARTICLE VII
RECORDS AND REPORTS

	Section 1. MAINTENANCE AND
INSPECTION OF SHARE REGISTER. The
Trust shall keep at its principal executive office or at the office of its transfer agent or registrar a record of its shareholders, providing the names and addresses of all shareholders and the number, series and classes of shares held by each shareholder.

	Section 2. MAINTENANCE AND
INSPECTION OF BY-LAWS. The Trust shall
keep at its principal executive office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

	Section 3. MAINTENANCE AND
INSPECTION OF OTHER RECORDS. The
accounting books and records and minutes of proceedings of the shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Trust. The minutes and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney.

	Section 4. INSPECTION BY
TRUSTEES. Every trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VIII
DIVIDENDS

	Section 1. DECLARATION OF
DIVIDENDS. Dividends upon the shares of
beneficial interest of the Trust may, subject to the provisions of the Declaration of Trust, if any, be declared by the Board of Trustees at any regular or special meeting, pursuant to applicable law.
Dividends may be paid in cash, in property, or in shares of the Trust.

	Section 2. RESERVES. Before payment
of any dividend there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Board of Trustees may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or for such other purpose as the Board of Trustees shall deem to be in the best interests of the Trust, and the Board of Trustees may abolish any such reserve in the manner in which it was created.

ARTICLE IX
GENERAL MATTERS

	Section 1. CHECKS, DRAFTS,
EVIDENCE OF INDEBTEDNESS. All checks,
drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Trustees.

	Section 2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The
Board of Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

	Section 3. CERTIFICATES FOR
SHARES. As a matter of general policy,
certificates for shares of beneficial interest in any series of the Trust will not be issued. Appropriate officers of the Trust may authorize the issuance of certificates in certain limited circumstances determined by such officers to be appropriate, provided such shares are fully paid. All certificates shall be signed in the name of the Trust by the Chairperson, the President or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the series and class of shares owned by the shareholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Trust with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

	Section 4. LOST CERTIFICATES.
Except as provided in this Section 4, as a matter of general policy, no new certificates for shares shall be issued to replace an old certificate. In the event a new certificate is authorized to be issued to replace an old certificate, the latter must be surrendered to the Trust and cancelled at the same time. In case any share certificate or certificate for any other security is lost, stolen or destroyed, the appropriate officers of the Trust may authorize the issuance of a replacement certificate on such terms and conditions as the Board of Trustees or such appropriate officers may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

	Section 5. REPRESENTATION OF
SHARES OF OTHER ENTITIES HELD BY
TRUST. The Chairperson, the President or any vice president or any other person authorized by resolution of the Board of Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

	Section 6. TRANSFER OF SHARES.
Shares of the Trust shall be transferable only on the record books of the Trust by the Person in whose name such Shares are registered, or by his or her duly authorized attorney or representative.
In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent. No transfer shall be made unless and until the certificate issued to the transferor, if any, shall be delivered to the Trust, its transfer agent or other duly authorized agent, properly endorsed.

	Section 7. HOLDERS OF RECORD. The
Trust shall be entitled to treat the holder of record of any share or shares as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Trust shall have express or other notice thereof.

	Section 8. FISCAL YEAR.  The fiscal
year of the Trust and each series thereof shall be fixed by resolution of the Board of Trustees and, subject to applicable law or regulation, may be re-fixed or changed from time to time by resolution of the Board of Trustees. The fiscal year of the Trust shall be the taxable year of each series of the Trust.

ARTICLE X
AMENDMENTS

	Section 1. AMENDMENT.  These By-
laws may be restated and/or amended at any time, without the approval of the shareholders, by an instrument in writing signed by, or a resolution of, a majority of the then Board of Trustees.

Approved:  May 19, 2005

EXHIBIT 77Q1(e)

AMENDMENT NO. 1 TO

EXHIBIT A

OF THE INVESTMENT MANAGEMENT AGREEMENT

            THIS AMENDMENT to the Exhibit A to
the Investment Management Agreement dated
September 29, 1999 (the "Agreement") between
DELAWARE GROUP GOVERNMENT FUND
and DELAWARE MANAGEMENT COMPANY,
a series of Delaware Management Business Trust (the
"Investment Manager"), amended as of the 29th day of November, 2004 to add Delaware Inflation
Protected Bond Fund, lists the Funds for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Fund and the date on which the Agreement became effective for each Fund.

Portfolio Name
Effective Date
Management Fee Schedule
(as a percentage of
average daily net assets)
Annual Rate
Delaware American Government Bond Fund
September 29, 1999



0.55% on first $500 million


0.50% on next $500 million


0.45% on next $1,500 million


0.425% on assets in excess of $2,500 million
Delaware Inflation Protected Bond Fund
November 29, 2004
0.45% on first $500 million

0.40% on next $500 million

0.35% on next $1,500 million

0.30% on assets in excess of $2,500 million

DELAWARE MANAGEMENT
COMPANY,  DELAWARE
GROUP
A series of Delaware Management
Business Trust	 GOVERNMENT
FUND


By:  Jude T.
Driscoll
By: Jude T. Driscoll
Name:  Jude T.
Driscoll
Name:  Jude T. Driscoll
Title: President/Chief Executive
Officer Title:     Chairman


Attest:  Brian L. Murray,
Jr.   Attest:
Brian L. Murray, Jr.
Name:  Brian L. Murray,
Jr  Name:
Brian L. Murray, Jr.
Title:   Vice President/Associate
General Title:Vice
President/
Counsel/Assistant Secretary Associate General


Counsel/Assistant

Secretary

Report of Independent Registered Public
Ac